United  States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933


                        Date of Report: November 30, 2001

                         Commission File Number: 0-30565

                            KNOWLEDGE NETWORKS, INC.



Nevada                                                                91-2014670
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)


24843  Del  Prado,  Suite  318,  Dana  Point,  CA                          92629
(Address  of  principal  executive  offices)                         (Zip  Code)


Registrant's  telephone  number,  including  area code:           (949) 487-7295

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                            KNOWLEDGE NETWORKS, INC.

                                    FORM 8-K
                                 CURRENT REPORT

     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Notwithstanding any previous announcements to the contrary, we will not acquire Proton Laboratories LLC, directly or indirectly.

     The introduction of recent health claims of Proton into the public regulatory arena has resulted in management having to address the verification of these claims through detailed disclosure. Based upon the exorbitant cost and time involved in conducting extensive due diligence to verify these health claims, management has resolved to cancel its announced plans to acquire Proton Laboratories LLC (California) or its parent Proton Laboratories, Inc. (Nevada). While we have no reason to doubt the veracity of claims made by Proton, the appropriate and required verification is beyond the scope of our company in its present condition.

     The acquisition was subject to shareholder approval pursuant to Section 14 of the Securities and Exchange Act of 1934. Due to the above stated reasons, the majority shareholder group has objected to the transaction and will not authorize management to proceed further with this acquisition.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


     KNOWLEDGE  NETWORKS,  INC.

Dated:  November  30,  2001
                                       by



                               /s/Jeffrey A. Harry
                                Jeffrey A. Harry
                         Sole Remaining Officer/Director

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